Exhibit 99.1

Contact:	Lily Outerbridge
Investor Relations
(441) 298-0760

PLATINUM UNDERWRITERS HOLDINGS, LTD. REPORTS
SECOND QUARTER 2011 FINANCIAL RESULTS

HAMILTON, BERMUDA, July 19, 2011 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported a net loss of $20.4 million and a loss per common share of $0.55 for the quarter ended June 30, 2011.

The results for the quarter include net premiums earned of $172.4 million, net favorable development of $16.4 million, net investment income of $34.0 million and net realized losses on investments of $4.7 million.  The results also reflect the net negative impact of $74.8 million from catastrophe losses, net of retrocessional coverage, reinstatement premiums and taxes.

Michael D. Price, Platinum’s Chief Executive Officer, commented, “Our net income was adversely affected by natural catastrophe losses again this quarter.  Our book value per common share, however, grew by 1.7% in the quarter to $45.43 as of June 30, 2011 aided by strong investment results on a total return basis.”

Mr. Price added, “While seasonal forecasters are anticipating an elevated level of Atlantic windstorm activity this year, we enter the hurricane season strongly capitalized and well-positioned for the subsequent January 1 renewal period.”

Results for the quarter ended June 30, 2011 are summarized as follows:

•	Net loss was $20.4 million and the loss per common share was $0.55.

•	Net premiums written were $125.9 million and net premiums earned were $172.4 million.

•	GAAP combined ratio was 119.4%.

•	Net investment income was $34.0 million.

•	Net realized losses on investments were $4.7 million.

Results for the quarter ended June 30, 2011 as compared with the quarter ended June 30, 2010 are summarized as follows:

•	Net loss was $20.4 million compared to net income of $124.1 million.

•	Net premiums written decreased $25.8 million (or 17.0%) and net premiums earned decreased $19.0 million (or 9.9%).

•	GAAP combined ratio increased 52.0 percentage points.

•	Net investment income decreased $1.4 million (or 4.0%).

•	Net realized losses on investments were $4.7 million compared to net realized gains on investments of $49.5 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended June 30, 2011 were $54.4 million, $69.2 million and $2.3 million, respectively, representing 43.2%, 55.0% and 1.8%, respectively, of total net premiums written. Combined ratios for these segments were 147.9%, 86.7% and 91.2%, respectively. Compared with the quarter ended June 30, 2010, net premiums written decreased $19.7 million (or 26.6%), $3.4 million (or 4.7%) and $2.7 million (or 55.0%) in the Property and Marine, Casualty and Finite Risk segments, respectively.

Results for the six months ended June 30, 2011 are summarized as follows:

•	Net loss was $177.6 million and the loss per common share was $4.75.

•	Net premiums written were $320.7 million and net premiums earned were $355.3 million.

•	GAAP combined ratio was 161.1%.

•	Net investment income was $66.3 million.

•	Net realized losses on investments were $4.3 million.

Results for the six months ended June 30, 2011 as compared with the six months ended June 30, 2010 are summarized as follows:

•	Net loss was $177.6 million compared to net income of $139.6 million.

•	Net premiums written decreased $78.5 million (or 19.7%) and net premiums earned decreased $56.3 million (or 13.7%).

•	GAAP combined ratio increased 76.9 percentage points.

•	Net investment income decreased $6.5 million (or 9.0%).

•	Net realized losses on investments were $4.3 million compared to net realized gains on investments of $54.9 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the six months ended June 30, 2011 were $166.2 million, $149.8 million and $4.7 million, respectively, representing 51.8%, 46.7% and 1.5%, respectively, of total net premiums written. Combined ratios for these segments were 229.3%, 82.5% and 89.3%, respectively. Compared with the six months ended June 30, 2010, net premiums written decreased $54.7 million (or 24.8%), $16.6 million (or 10.0%) and $7.2 million (or 60.4%) in the Property and Marine, Casualty and Finite Risk segments, respectively.

Total assets were $4.68 billion as of June 30, 2011, an increase of $68.1 million (or 1.5%) from $4.61 billion as of December 31, 2010. Fixed maturity investments and cash and cash equivalents were $4.26 billion as of June 30, 2011, an increase of $43.9 million (or 1.0%) from $4.21 billion as of December 31, 2010.

Shareholders’ equity was $1.70 billion as of June 30, 2011, a decrease of $199.7 million (or 10.5%) from $1.90 billion as of December 31, 2010.  Book value per common share was $45.43 as of June 30, 2011 based on 37.3 million common shares outstanding, a decrease of $4.77 (or 9.5%) from $50.20 as of December 31, 2010 based on 37.8 million common shares outstanding.  The Company did not repurchase any common shares during the quarter ended June 30, 2011.  During the six months ended June 30, 2011, the Company repurchased 762,000 common shares for approximately $33.9 million at a weighted average cost, including commissions, of $44.50 per share.  The Company also purchased 2,500,000 options held by RenaissanceRe Holdings Ltd. for $47.9 million on January 20, 2011.

Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement).  The Financial Supplement provides additional detail regarding the financial performance of Platinum and its business segments.

Teleconference
Platinum will host a teleconference to discuss its financial results on Wednesday, July 20, 2011 at 8:00 a.m. Eastern time.  The call can be accessed by dialing 800-289-0544 (US callers) or 913-312-0382 (international callers), or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com.  Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call.  Please specify passcode 2719908.

The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern time on Wednesday, July 20, 2011 until midnight Eastern time on Wednesday, July 27, 2011.  To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode 2719908. The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.

Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including segment underwriting income (or loss), related underwriting ratios and book value per common share, are referred to as non-GAAP. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures, which are used to monitor the results of operations, allow for a more complete understanding of the underlying business. These measures should not be viewed as a substitute for those determined in accordance with GAAP. A reconciliation of such measures to the most comparable GAAP figures such as income (loss) before income taxes and total shareholders’ equity is presented in the attached financial information in accordance with Regulation G.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis.  Platinum operates through its principal subsidiaries in Bermuda and the United States.  For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are based on our current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies.  These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.  In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements.  The inclusion of forward-looking statements in this press release should not be considered as a representation by us or any other person that our current plans or expectations will be achieved.  Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including, but not limited to, the occurrence of severe natural or man-made catastrophic events; the effectiveness of our loss limitation methods and pricing models; the adequacy of our ceding companies’ ability to assess the risks they underwrite; the adequacy of our liability for unpaid losses and loss adjustment expenses; the effects of emerging claim and coverage issues on our business; our ability to maintain our A.M. Best and S&P ratings; our ability to raise capital on acceptable terms if necessary; our exposure to credit loss from counterparties in the normal course of business; our ability to provide reinsurance from Bermuda to insurers domiciled in the United States; the cyclicality of the property and casualty reinsurance business; the highly competitive nature of the property and casualty reinsurance industry; losses that we could face from terrorism, political unrest and war; our dependence on the business provided to us by reinsurance brokers and our exposure to credit risk associated with our brokers during the premium and loss settlement process; the availability of catastrophic loss protection on acceptable terms; foreign currency exchange rate fluctuation; our ability to maintain and enhance effective operating procedures and internal controls over financial reporting; the preparation of our financial statements requires us to make many estimates and judgments; the representations, warranties and covenants in our credit facilities limit our financial and operational flexibility; our ability to retain key executives and attract and retain additional qualified personnel in the future; the performance of our investment portfolio; fluctuations in the mortgage-backed and asset-backed securities markets; the effects of changes in market interest rates on our investment portfolio; the concentration of our investment portfolio in any particular industry, asset class or geographic region; the possibility that we may become subject to taxes in Bermuda after 2016; the effects that the imposition of U.S. corporate income tax would have on Platinum Underwriters Holdings, Ltd. and its non-U.S. subsidiaries; the risk that U.S. persons who hold our shares will be subject to adverse U.S. federal income tax consequences if we are considered to be a passive foreign investment company for U.S. federal income tax purposes; under certain circumstances, our shareholders may be required to pay taxes on their pro rata share of the related person insurance income of Platinum Underwriters Bermuda, Ltd.; U.S. persons who dispose of our shares may be subject to U.S. federal income taxation at the rates applicable to dividends on all or a portion of their gains, if any; holders of 10% or more of our shares may be subject to U.S. income taxation under the “controlled foreign corporation” rules; the effect of changes in U.S. federal income tax law on an investment in our shares; the impact of Bermuda's commitment to the Organization for Economic Cooperation and Development to eliminate harmful tax practices on our tax status in Bermuda is uncertain; the effect of potential changes in the regulatory system under which we operate; the impact of regulatory regimes and changes to accounting rules on our financial results, irrespective of business operations; the impact of the Dodd-Frank Act on our business; the dependence of the cash flows of Platinum Underwriters Holdings, Ltd., a holding company, on dividends, interest and other permissible payments from its subsidiaries; the risk that our shareholders may have greater difficulty in protecting their interests than would shareholders of a U.S. corporation; and limitations on the ownership, transfer and voting rights of our common shares.  As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us. The foregoing factors should not be construed as exhaustive. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.  For a detailed discussion of our risk factors, refer to Item 1A, "Risk Factors," in our Annual Report on Form 10-K for the year ended December 31, 2010.

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Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of June 30, 2011 and December 31, 2010
($ and amounts in thousands, except per share data)

	June 30,	December 31,
	2011	2010
	(Unaudited)
Assets
Investments	$2,711,289	$3,047,973
Cash, cash equivalents and short-term investments	1,545,080	1,164,525
Accrued investment income	31,724	31,288
Reinsurance premiums receivable	149,616	162,682
Reinsurance balances (prepaid and recoverable)	64,858	18,434
Funds held by ceding companies	90,507	84,078
Deferred acquisition costs	32,143	36,584
Other assets	57,180	68,749
Total assets	$4,682,397	$4,614,313

Liabilities
Unpaid losses and loss adjustment expenses	$2,472,861	$2,217,378
Unearned premiums	139,767	154,975
Debt obligations	250,000	250,000
Commissions payable	54,112	59,388
Other liabilities	69,947	37,117
Total liabilities	$2,986,687	$2,718,858

Shareholders' Equity
Common shares	$373	$377
Additional paid-in capital	372,882	453,619
Accumulated other comprehensive income (loss)	40,034	(24,488)
Retained earnings	1,282,421	1,465,947
Total shareholders' equity	$1,695,710	$1,895,455

Total liabilities and shareholders' equity	$4,682,397	$4,614,313

Book value per common share (a)	$45.43	$50.20

(a) Book value per common share is a non-GAAP financial measure as defined by Regulation G and is determined by dividing shareholders' equity by common shares outstanding of 37,324 and 37,758 at June 30, 2011 and December 31, 2010, respectively.

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)
For the Three and Six Months Ended June 30, 2011 and 2010
($ and amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010

Revenue
Net premiums earned	$172,436	$191,432	$355,317	$411,610
Net investment income	33,965	35,372	66,343	72,877
Net realized gains (losses) on investments	(4,689)	49,489	(4,282)	54,946
Net impairment losses on investments	(1,666)	(3,410)	(3,173)	(21,512)
Other income (expense)	(60)	(144)	1,036	129
Total revenue	199,986	272,739	415,241	518,050

Expenses
Net losses and loss adjustment expenses	159,357	71,475	478,952	236,043
Net acquisition expenses	34,115	44,088	68,065	81,417
Net changes in fair value of derivatives	4,474	30	748	2,345
Operating expenses	17,105	20,160	34,256	41,901
Net foreign currency exchange losses (gains)	614	(67)	803	(1,296)
Interest expense	4,767	4,709	9,533	9,469
Total expenses	220,432	140,395	592,357	369,879

Income (loss) before income taxes	(20,446)	132,344	(177,116)	148,171

Income tax expense (benefit)	(45)	8,205	477	8,611

Net income (loss)	$(20,401)	$124,139	$(177,593)	$139,560

Basic
Weighted average common shares outstanding	37,113	43,225	37,155	44,322
Basic earnings (loss) per common share	$(0.55)	$2.87	$(4.75)	$3.15

Diluted
Adjusted weighted average common shares outstanding	37,399	46,249	37,692	47,365
Diluted earnings (loss) per common share	$(0.55)	$2.68	$(4.75)	$2.95

Comprehensive income (loss)
Net income (loss)	$(20,401)	$124,139	$(177,593)	$139,560
Other comprehensive income, net of deferred taxes	52,518	34,833	64,522	82,705
Comprehensive income (loss)	$32,117	$158,972	$(113,071)	$222,265

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Three Months Ended June 30, 2011 and 2010
($ in thousands)

Three Months Ended June 30, 2011
	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$54,411	$69,234	$2,242	$125,887

Net premiums earned	91,852	77,104	3,480	172,436
Net losses and loss adjustment expenses	116,543	43,868	(1,054)	159,357
Net acquisition expenses	12,009	18,144	3,962	34,115
Other underwriting expenses	7,274	4,829	264	12,367
Segment underwriting income (loss)*	$(43,974)	$10,263	$308	(33,403)

Net investment income				33,965
Net realized gains (losses) on investments				(4,689)
Net impairment losses on investments				(1,666)
Other income (expense)				(60)
Net changes in fair value of derivatives				(4,474)
Corporate expenses not allocated to segments				(4,738)
Net foreign currency exchange (losses) gains				(614)
Interest expense				(4,767)
Income (loss) before income taxes				$(20,446)

Underwriting ratios*:
Net loss and loss adjustment expense	126.9%	56.9%	(30.3%)	92.4%
Net acquisition expense	13.1%	23.5%	113.9%	19.8%
Other underwriting expense	7.9%	6.3%	7.6%	7.2%
Combined	147.9%	86.7%	91.2%	119.4%

Three Months Ended June 30, 2010
	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$74,105	$72,628	$4,985	$151,718

Net premiums earned	100,550	85,166	5,716	191,432
Net losses and loss adjustment expenses	35,010	40,058	(3,593)	71,475
Net acquisition expenses	17,218	18,752	8,118	44,088
Other underwriting expenses	7,720	5,654	313	13,687
Segment underwriting income*	$40,602	$20,702	$878	62,182

Net investment income				35,372
Net realized gains (losses) on investments				49,489
Net impairment losses on investments				(3,410)
Other income (expense)				(144)
Net changes in fair value of derivatives				(30)
Corporate expenses not allocated to segments				(6,473)
Net foreign currency exchange (losses) gains				67
Interest expense				(4,709)
Income before income taxes				$132,344

Underwriting ratios*:
Net loss and loss adjustment expense	34.8%	47.0%	(62.9%)	37.3%
Net acquisition expense	17.1%	22.0%	142.0%	23.0%
Other underwriting expense	7.7%	6.6%	5.5%	7.1%
Combined	59.6%	75.6%	84.6%	67.4%

* Segment underwriting income or loss and underwriting ratios are non-GAAP financial measures as defined by Regulation G. The underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Six Months Ended June 30, 2011 and 2010
($ in thousands)

Six Months Ended June 30, 2011
	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$166,213	$149,753	$4,706	$320,672

Net premiums earned	189,757	157,928	7,632	355,317
Net losses and loss adjustment expenses	394,873	83,487	592	478,952
Net acquisition expenses	25,635	36,707	5,723	68,065
Other underwriting expenses	14,595	10,161	499	25,255
Segment underwriting income (loss)*	$(245,346)	$27,573	$818	(216,955)

Net investment income				66,343
Net realized gains (losses) on investments				(4,282)
Net impairment losses on investments				(3,173)
Other income (expense)				1,036
Net changes in fair value of derivatives				(748)
Corporate expenses not allocated to segments				(9,001)
Net foreign currency exchange (losses) gains				(803)
Interest expense				(9,533)
Income (loss) before income taxes				$(177,116)

Underwriting ratios*:
Net loss and loss adjustment expense	208.1%	52.9%	7.8%	134.8%
Net acquisition expense	13.5%	23.2%	75.0%	19.2%
Other underwriting expense	7.7%	6.4%	6.5%	7.1%
Combined	229.3%	82.5%	89.3%	161.1%

Six Months Ended June 30, 2010
	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$220,890	$166,379	$11,876	$399,145

Net premiums earned	228,356	173,068	10,186	411,610
Net losses and loss adjustment expenses	161,637	71,588	2,818	236,043
Net acquisition expenses	33,449	36,479	11,489	81,417
Other underwriting expenses	16,419	12,124	651	29,194
Segment underwriting income (loss)*	$16,851	$52,877	$(4,772)	64,956

Net investment income				72,877
Net realized gains (losses) on investments				54,946
Net impairment losses on investments				(21,512)
Other income (expense)				129
Net changes in fair value of derivatives				(2,345)
Corporate expenses not allocated to segments				(12,707)
Net foreign currency exchange (losses) gains				1,296
Interest expense				(9,469)
Income before income taxes				$148,171

Underwriting ratios*:
Net loss and loss adjustment expense	70.8%	41.4%	27.7%	57.3%
Net acquisition expense	14.6%	21.1%	112.8%	19.8%
Other underwriting expense	7.2%	7.0%	6.4%	7.1%
Combined	92.6%	69.5%	146.9%	84.2%

* Segment underwriting income or loss and underwriting ratios are non-GAAP financial measures as defined by Regulation G. The underwriting ratios are calculated by dividing each item above by net premiums earned.